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                                                                   EXHIBIT 10.13

                            UNUMPROVIDENT CORPORATION
                 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN OF 1998

      1. Establishment of Plan.

      (a) Purpose. The purpose of the UnumProvident Corporation Non-Employee Director Compensation Plan of 1998 is to attract, retain and compensate highly-qualified individuals who are not employees of UnumProvident Corporation or any of its subsidiaries or affiliates for service as members of the Board by providing them with an opportunity to increase their ownership interest in the Common Stock of the Company. The Company intends that the Plan will benefit the Company and its stockholders by allowing Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Common Stock and will closely associate the interests of Non-Employee Directors with that of the Company's stockholders.

      (b) Status of Plan. The Plan is intended, in part, to be a nonqualified, unfunded plan of deferred compensation under the Internal Revenue Code of 1986, as amended. Although the plan is unfunded for tax purposes, the Company may establish a trust under Revenue Procedure 92-64 to provide benefits under the Plan.

      (c) Establishment of Trust. As noted above, the Company may establish a trust to fund benefits provided under the terms of the Plan ("Trust"). It is intended that a transfer of assets into the Trust will not generate taxable income (for federal income tax purposes) to the Participants until such assets are actually distributed or otherwise made available to the Participants.

      2. Defined Terms. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

      "Annual Retainer" means the annual retainer payable by the Company at the beginning of each Plan Year to a Non-Employee Director for service as a director of the Company, as such amount may be changed from time to time. Until changed by the Board, the Annual Retainer will be $80,000.

      "Board" means the Board of Directors of the Company.

      "Change in Control" means the occurrence of any of the following after the Effective Date:

            (i) during any period of two consecutive years, individuals who, at the beginning or such period, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the
            Act) ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as such term is defined in Section 3(a)(9) of the Act and as used in Sections 13(d)(3) and 14(d)(2) of the Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election or Contest or Proxy Contest, shall be deemed an Incumbent Director;
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            (ii) any person is or becomes a "beneficial owner" (as defined in
            Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) by the Company of any subsidiary,
            (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by an underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii), or (E) a transaction (other than one described in (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control of the Company under this paragraph (ii);

            (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or sale or other disposition of all or substantially all of the Company's assets to an entity that is not an affiliate of the Company (a "Sale"), unless immediately following such Reorganization or Sale:
            (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or
            Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

            (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

            Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company
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      Voting Securities that increases the percentage of outstanding Company
      Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

      "Company" means Provident Companies, Inc., a Delaware corporation.

      "Committee" has the meaning assigned such term in Section 3.

      "Common Stock" means the common stock, par value $.10 per share, of the Company.

      "Deferred Share Right" means a right, granted under Section 7, to receive one share of Common Stock on the Payment Date.

      "Deferral Period" has the meaning set forth in Section 7(f) of the Plan.

      "Deferral Termination Date" has the meaning set forth in Section 7(e) of the Plan.

      "Disability" means any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Corporation, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

      "Payment Date" has the meaning set forth in Section 7(e) of the Plan.

      "Director Retirement Program" means the Company's program which provides certain retirement benefits to directors elected for the first time prior to May 4, 1994.

      "Distributions" has the meaning set forth in Section 7(f) of the Plan.

      "Election Form" means a form approved by the Committee pursuant to which a Non-Employee Director elects a method of payment of Annual Retainer and the payment terms for Deferred Share Rights, if applicable.

      "Election Period" means the period designated by the Committee each year during which Non-Employee Directors may elect to receive Options or Deferred Share Rights as payment of some or all of their Annual Retainer. The Election Period shall end on or before April 30 of each year for the following Plan Year.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fair Market Value", on any date, means (i) if the Common Stock is listed on a securities exchange or traded over the Nasdaq National Market, the average of the high and low market prices reported in The Wall Street Journal at which a Share of Common Stock shall have been sold on such day or on the next preceding trading day if such date was not a trading day, or (ii) if the Common Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not
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properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

      "Grant Date" means the date on which Options are granted pursuant to
Section 6 or Deferred Share Rights are granted pursuant to Section 7, which, in each case, shall be the date on which the Annual Retainer is payable in each Plan Year.

      "Hardship" has the meaning set forth in Section 7(h) of the Plan.

      "Non-Employee Director" means a director of the Company who is not an employee of the Company or of any of its subsidiaries or affiliates.

      "Option" means an option to purchase Shares granted under Section 6. Options granted under the Plan are not incentive stock options within the meaning of Section 422 of the Internal Revenue Code.

      "Optionee" means a Non-Employee Director of the Company to whom an Option has been granted or, in the event of such Non-Employee Director's death prior to the expiration of an Option, such Non-Employee Director's estate or other designated beneficiary.

      "Option Notice" means a written notice, agreement or certificate with a Non-Employee Director from the Company evidencing an Option.

      "Option Valuation Percentage" means the percentage determined by the Committee on or before the Election Date in each Plan Year as being the approximate fair value of an Option relative to a share of Common Stock on the date of the grant of the Option. The Option Valuation Percentage may not be less than 30%. Until changed by the Committee, the Option Valuation Percentage shall be 33%.

      "Participant" means any Non-Employee Director who is participating in the Plan.

      "Permitted Transferee" of an Optionee means (i) one or more of the following family members of the Optionee: spouse, former spouse, child (whether natural or adopted), stepchild, any other lineal descendent of the Optionee;
(ii) a trust, partnership or other entity established and existing for the sole benefit of, or under the sole control of, one or more of the above family members of the Optionee, or (iii) any other transferee specifically approved by the Committee after taking into account any state or federal tax, securities or other laws applicable to transferable options.

      "Plan" means the Provident Companies, Inc. Non-Employee Director Compensation Plan of 1998, as amended from time to time.

      "Plan Year" means the approximately twelve-month period beginning on the date of the annual meeting of the stockholders of the Company ("annual meeting") in any year and ending on the date of the following annual meeting, which, for purposes of the Plan, is the period for which Annual Retainers are earned.

      "Retirement" means a Participant's termination of service as a director after attaining mandatory retirement age, or, in the event there is no mandatory retirement age for directors, as determined by the Committee in its reasonable judgment.
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      "Rule 16b-3" means Rule 16b-3, as amended from time to time, of the
Securities and Exchange Commission as promulgated under the Exchange Act.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Shares" means shares of Common Stock.

      3. Administration. The Plan shall be administered by the Compensation Committee of the Board (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee shall have no discretion with respect to the eligibility or selection of Non-Employee Directors to receive awards under the Plan, the number of Shares subject to any such awards or the time at which any such awards are to be granted. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted awards under the Plan. The Committee may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Committee. Notwithstanding the foregoing, the Board shall exercise any and all rights, duties and powers of the Committee under the Plan to the extent required by the applicable exemptive conditions of Rule 16b-3, as determined by the Board its sole discretion.

      4. Shares Subject to Plan. The Shares issued under the Plan shall not exceed in the aggregate 365,000 Shares of Common Stock. Such Shares may be acquired on the open market or issued out of authorized and unissued Shares or treasury Shares.

      5. Participation.

      (a) Eligibility. All active Non-Employee Directors shall be eligible to participate in the Plan.

      (b) Annual Retainer Elections. A Participant may elect on or before the Election Date for a Plan Year to receive up to 100% of his or her Annual Retainer in the form of Options or Deferred Share Rights in accordance with the terms of the Plan and the Election Form. A Participant may not elect to receive both Options and Deferred Share Rights in any one Plan Year. Any amount of the Annual Retainer not elected to be received in the form of Options of Deferred Share Rights shall be paid to the Participant in cash.

      (c) Accrued Balances under Director Retirement Program. Each Non-Employee Director having an accrued account balance in the Director Retirement Program as of the Effective Date shall be required to convert the net present value of such account either 100% to Options in accordance with the procedures described in
Section 6 below with respect to Annual Retainer, or 100% to Deferred Share Rights, in accordance with the procedures described in Section 7 below with respect to Annual Retainer. The election as to which form of payment shall be made on an Election Form filed during the Election Period.

      (d) Deferral Accounts. For bookkeeping purposes, any amounts which the Participant elects to receive in the form of Deferred Share Rights, and any Distributions credited in accordance with Section 7(f), shall be transferred to and held in individual deferral accounts.

      6. Stock Option Awards.
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      (a) Election to Receive Options. A Non-Employee Director may elect each year to receive up to 100% of his or her Annual Retainer in the form of Options in accordance with this Section 6. A Non-Employee Director who wishes to receive some or all of his or her Annual Retainer for a Plan Year in the form of Options must irrevocably elect to do so during the Election Period for such Plan Year, by delivering a valid Election Form to the Committee or the plan administrator. A Non-Employee Director's participation in Section 6 of the Plan will be effective with respect to the Annual Retainer to be earned in the first Plan Year beginning after the Committee or the plan administrator receives the Non-Employee Director's Election Form.

      (b) Irrevocable, Annual Election. Elections to receive Options as payment of Annual Retainer are irrevocable and shall be valid only for one Plan Year. New elections must be made for participation in Section 6 of the Plan for subsequent Plan Years.

      (c) Time of Grant. Options shall be granted to each Non-Employee Director who, during the applicable Election Period, filed with the Committee or the plan administrator a written irrevocable election to receive Options as payment of some or all of such Non-Employee Director's Annual Retainer payable in the following Plan Year. Such Options will be granted on the date the Annual Retainer for such Plan Year is otherwise payable (the "Grant Date").

      (d) Number of Options. The number of Shares subject to an Option granted pursuant to this Section 6 shall be the number of whole Shares equal to (i) the dollar amount of the Annual Retainer that the Non-Employee Director elects shall be payable in the form of Options, divided by (ii) the Option Valuation Percentage times the Fair Market Value per Share on the Grant Date. In determining the number of Shares subject to an Option, Shares will be rounded to the nearest 100 Shares. For example:

      Assume that a Non-Employee Director has elected to receive $50,000 of his or her Annual Retainer in the form of Options, that the Option Valuation Percentage is 33%, and that the Fair Market Value per Share on the Grant Date is $36. The Non-Employee Director would be granted 4,200 Options as payment of the $50,000 compensation. $50,000 divided by 33% of $36 FMV = 4,200 Options granted (rounded to the nearest 100 Shares).

      (e) Exercise Price. The total price paid per Share under each Option granted under this Section 6 shall be the Fair Market Value per Share on the Grant Date.

      (f) Exercise of Options. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares. Each Option shall be fully exercisable on the first anniversary of the date of grant or upon the earlier death, Disability or Retirement of the Optionee or the occurrence of a Change in Control. Each Option will remain exercisable for 10 years from the Grant Date; provided, however, that:

            (i) if a Participant terminates his or her service as a director for any reason after four years of service on the Board, or due to Retirement, death or Disability, his or her unexercised Options shall expire on the earlier of (A) the original expiration date of the Option or (B) the fifth anniversary of such termination of service; and

            (ii) if a Participant has served as a director for fewer than four years and terminates his or her service as a director for any reason other than Retirement, death or Disability, his or her unexercised Options shall expire on the date of such termination of service.

      (g) Payment of Exercise Price. The Committee shall determine the methods by which the exercise price of an option may be paid, the form of payment, including, without limitation, cash, shares of stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of stock shall be delivered or deemed to be delivered to participants; provided, however, that if shares of stock are used to pay the exercise price of an option, such shares must have been held by the participant for at least six months. When shares of stock are delivered, such delivery may be by attestation of ownership or actual delivery of one or more certificates. Failure by the Committee to specify methods by which the exercise price of an option may be paid or the form of payment shall be deemed to express the Committee's determination that all methods and forms of payment presented under the Plan are permitted under the grant.

      (h) Option Notice. Each Option granted under the Plan shall be evidenced by an Option Notice which shall be executed by an authorized officer of the Company. Such Option Notice shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the exercise price per Share of the Option and the means of payment therefor, (c) the term of the Option, and (d) such other terms and conditions not inconsistent with the Plan as may be determined from time to time by the Committee.

      (i) Transferability of Options. No Option shall be assignable or transferable by the Optionee other than by will or the laws of descent and distribution or to a Permitted Transferee. Any transfer to a Permitted Transferee shall be subject to the following terms and conditions:

            (i) An Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution.

            (ii) Transferred Options shall continue to be subject to all the terms and conditions of the Option as applicable to the original Optionee (other than the ability to further transfer the Option).

            (iii) The Optionee and the Permitted Transferee shall execute any and all documents reasonably requested by the Committee or the plan administrator, including without limitation documents (A) to confirm the status of the transferee as a Permitted Transferee, (B) to satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws, and (C) to evidence the transfer.

            (iv) Shares acquired by a Permitted Transferee through exercise of an Option may not be transferred, nor will any assignee or transferee thereof be recognized as an owner of such Shares by the Company for any purpose, unless a registration statement under the Securities Act and any applicable state securities act with respect to such Shares shall then be in effect or unless the availability of an exemption from registration with respect to any proposed transfer or disposition of such Shares shall be established to the satisfaction of counsel for the Company.

7. Deferred Share Rights.

      (a) Election to Receive Deferred Share Rights. A Non-Employee Director may elect each year to receive up to 100% of his or her Annual Retainer in the form of Deferred Share Rights in accordance with this Section 7. A Non-Employee Director who wishes to receive some or all of his or her Annual Retainer for a Plan Year in the form of Deferred Share Rights must irrevocably elect to do so during the Election Period for such Plan Year, by delivering a valid Election Form to the Committee or the plan
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administrator. A Non-Employee Director's participation in Section 7 of the Plan will be effective with respect to the Annual Retainer to be earned in the first Plan Year beginning after the Committee or the plan administrator receives the Non-Employee Director's Election Form.

      (b) Irrevocable, Annual Election. Elections to receive Deferred Share Rights as payment of Annual Retainer shall be valid only for one Plan Year. New elections must be made for participation in Section 7 of the Plan for subsequent Plan Years. The deferral Election Form signed by the Participant prior to the Plan Year will be irrevocable except in case of Hardship (as defined in Section 7(h)) as determined in good faith by the Board pursuant to Section 7(h); provided, however, that the Participant may, at least one year in advance of the original Deferral Termination Date, designate a later Deferral Termination Date.

      (c) Time of Grant. Deferred Share Rights shall be granted to each Non-Employee Director who, during the applicable Election Period, filed with the Committee or the plan administrator a written irrevocable election to receive Deferred Share Rights as payment of some or all of such Non-Employee Director's Annual Retainer payable in the following Plan Year. Such Deferred Share Rights will be granted on the date the Annual Retainer for such Plan Year is otherwise payable (the "Grant Date").

      (d) Number of Deferred Share Rights. The number of Deferred Share Rights granted pursuant to this Section 7 shall be the number of whole Shares equal to
(i) the dollar amount of the Annual Retainer that the Non-Employee Director elects shall be payable in the form of Deferred Share Rights, divided by (ii) 90% of the Fair Market Value per Share on the Grant Date. In determining the number of Deferred Share Rights, any fraction of a Deferred Share Right will be rounded to the next highest whole number of Deferred Share Rights. For example:

      Assume that a Non-Employee Director has elected to defer $50,000 of his or her Annual Retainer and that the Fair Market Value per Share on the Grant Date is $36. The Non-Employee Director would be granted 1,544 Deferred Share Rights as payment of the $50,000 compensation. $50,000 divided by (90% of $36 FMV) = 1,544 Deferred Share Rights granted (rounded to the next highest whole number).

      (e) Nature of Deferred Share Rights. Each Deferred Share Right constitutes the right to receive one Share of Common Stock on the earlier of (i) the Participant's termination of service as a director or (ii) another designated date at least three years after the date of such deferral election (in either case, the "Deferral Termination Date"). Pursuant to the Election Form, the Participant will elect whether the Shares will be (a) granted within 30 days after the Deferral Termination Date or (b) granted in approximately equal annual installments of Shares over a period of three, five or seven years (as the Participant may elect) after the Deferral Termination Date, each such annual grant to be made within 30 days after the anniversary of the Deferral Termination Date. No Shares will be issued until the payment date(s) (the "Payment Date") at which time the Company agrees to issue Shares of Common Stock to the Participant. The Participant will have no rights as a stockholder with respect to the Deferred Share Rights, and the Deferred Share Rights will be unsecured.

      (f) Deferred Dividend Account. If any dividends or other rights or distributions of any kind ("Distributions") are distributed to holders of Common Stock during the period from the applicable Grant Date until the Deferral Termination Date (the "Deferral Period") but prior to the Participant's termination of service, an amount equal to the cash value of such Distributions on their distribution date, as such value is determined by the Committee, will be credited to a deferred dividend account for the Participant as follows: the account will be credited with the right to receive Shares having a Fair Market Value as of the date of the Distribution equal to the cash value of the Distribution. The Company will issue Shares equal
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to the cumulative total of rights to Shares in such account within 30 days after the Participant's Deferral Termination Date.

      If a Distribution is distributed to holders of Common Stock after the Participant's Deferral Termination Date but prior to the settlement in full of the Participant's Deferred Share Rights, an amount equal to the cash value of such Distributions pertaining to the Participant's outstanding Deferred Share Rights shall be converted into Shares equivalent in value to the Distribution (based on the Fair Market Value as of the date of Distribution) and such Shares will be issued to the Participant as soon as practical after the date of the Distribution.

      (g) Transferability of Deferred Share Rights. No Deferred Share Rights shall be assignable or transferable by the Participant other than by will or the laws of descent and distribution. No right or interest in the Deferred Share Rights or in the deferred dividend account shall be subject to liability for the debts, contracts or engagements of the Participant or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7(g) shall prevent transfers by will or by the applicable laws of descent and distribution.

      (h) Hardship. The Board may accelerate the payment in Shares of all or a portion of a Participant's Deferred Share Rights on account of his or her Hardship, subject to the following requirements: (i) the value of such accelerated distribution shall not exceed the amount necessary to satisfy the Hardship, less the amount which can be satisfied from other resources which are reasonably available to the Participant, (ii) the denial of the Participant's request for a Hardship acceleration would result in severe financial hardship to the Participant, and (iii) the Participant has not received an accelerated distribution on account of Hardship within the 12-month period preceding the acceleration. For purposes of this Plan, "Hardship" of a Participant, as determined by the Board in its discretion on the basis of all relevant facts and circumstances and in accordance with the following nondiscriminatory and objective standards uniformly interpreted and consistently applied, shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of his or her dependent, loss of the Participant's property due to casualty, or other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. A financial need shall not constitute a Hardship unless it is for at least $1,000,000 or the entire value of the principal amount of the Participant's Deferred Share Rights.

      (i) Funding. Deferred Share Rights shall be paid from the general assets of the Company or as otherwise directed by the Company. To the extent that any Participant acquires the right to receive Deferred Share Rights under the Plan, such right shall be no greater than that of an unsecured general creditor of the Company. Participants and their Beneficiaries shall not have any preference or security interest in the assets of the Company other than as a general unsecured creditor.

      (j) Designation of Beneficiary. Each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his or her beneficiary or beneficiaries to whom the Participant's Deferred Share Rights are to be paid if the Participant dies before receipt of Shares. Each beneficiary designation shall be on the form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Each beneficiary designation filed with the Committee will cancel all beneficiary designations previously filed with the Committee. The revocation of a beneficiary designation, no matter how effected, shall not require the consent of any designated beneficiary.

      8. Prorated Grants. If on any date, Shares of Common Stock are not available under the Plan to grant to Non-Employee Directors the full amount of a grant (Options or Deferred Share Rights) contemplated by the Plan, then each such director shall receive an award of Options or Deferred Share Rights, as the case may be, equal to the number of Shares of Common Stock then available under the Plan divided by the number of Non-Employee Directors entitled to a grant of Options or Deferred Share Rights on such date. Fractional Shares shall be ignored and not granted. Any shortfall resulting from such proration shall be paid in the form of cash.

      9. Income Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the award shares of stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

      10. Adjustments.

            (a) Notwithstanding any other term of this Plan, in the event that the Committee determines that any Distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award or awards hereunder, then the Committee shall, in such manner as it may deem equitable, adjust the number and type of shares (or other securities or property) which may be granted under the Plan (including, but not limited to, adjustments of the maximum number and kind of securities which may be issued).

            (b) Notwithstanding any other term of this Plan, in the event of any corporate transaction or event described in paragraph (a) which results in Shares being exchanged for or converted into cash, securities or other property (including securities of another corporation), all Deferred Share Rights granted under Section 7 shall become the right to receive such cash, securities or other property, and there shall be substituted on an equitable basis for each Share of Common Stock then subject to an Option granted pursuant to Section 6 the consideration payable with respect to the outstanding Shares of Common Stock in connection with such corporate transaction or event, all without any change in the aggregate purchase price for the Shares then subject to the Option.

            (c) The number of Shares finally granted under this Plan shall always be rounded to the next highest whole Share.

            (d) Any decision of the Committee pursuant to the terms of this
      Section 10 shall be final, binding and conclusive upon the Participants, the Company and all other interested parties.

      11. Amendment. The Committee may terminate or suspend the Plan at any time, without stockholder approval. The Committee may amend the Plan at any time and for any reason without stockholder approval; provided, however, that the Committee may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, modification or amendment of the Plan may, without the consent of a Participant, adversely affect a Participant's rights under an award granted prior thereto.

      12. Responsibility for Investment Choices. Each Participant is solely responsible for any decision to receive Annual Retainer in the form of Options or Deferred Share Rights and accepts all investment risks entailed by such decision, including the risk of loss and a decrease in the value of the amounts he or she elects to receive in the form of Options or Deferred Share Rights.

      13. Indemnification. Each person who is or has been a member of the Committee or who otherwise participates in the administration or operation of this Plan shall be indemnified by the Company against, and held harmless from, any loss, cost, liability or expense that may be imposed upon or incurred by him or her in connection with or resulting from any claim, action, suit or proceeding in which such person may be involved by reason of any action taken or failure to act under the Plan and shall be fully reimbursed by the Company for any and all amounts paid by such person in satisfaction of judgment against him or her in any such action, suit or proceeding, provided he or she will give the Company an opportunity, by written notice to the Committee, to defend the same at the Company's own expense before he or she undertakes to defend it on his or her own behalf. This right of indemnification shall not be exclusive of any other rights of indemnification.

      The Committee and the Board may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company, the Committee or the Board in connection with the Plan.

      14. Duration of the Plan. The Plan shall remain in effect until the fifth anniversary of the Effective Date, unless terminated earlier by the Committee.

      15. Expenses of the Plan. The expenses of administering the Plan shall be borne by the Company.

      The foregoing is hereby acknowledged as being the UnumProvident Corporation Non-Employee Director Compensation Plan of 1998 as adopted by the Board of Directors of the Company on March 26, 1998, approved by the stockholders of the Company on May 6, 1998, and amended by the Compensation Committee on February 8, 2001.


                                             UNUMPROVIDENT CORPORATION


                                             By:
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